Exhibit 10.1

SHARE SALE AND PURCHASE AGREEMENT

This Agreement is made on 3 March 2020

By and between:

Agape ATP International Holding Limited, CR No. 2541065, a company incorporated in Hong Kong, SAR and having its registered office at Unit 05, 4/F, Energy Plaza, No. 92 Granville Road, Tsim Sha Tsui East, Kowloon, Hong Kong, SAR (hereinafter referred to as “the Seller”); and

And

Dato’ Sri Dr. How Kok Choong bearing NRIC: 631231065057, residing at 260 Jalan Impian Gemilang, Saujana Impian, 43000 Kajang, Selangor Darul Ehsan (hereinafter referred to as “the Buyer”).

WHEREAS:

A.	The Seller owns five hundred thousand (500,000) fully paid equity shares (the “Sale Shares”) in the share capital of the Company;

B.	The Seller had agreed to sell and the Buyer had agreed to purchase the Sale Shares and following such agreement the approval dated 2 March 2020 for sale of the Sale Shares

C.	The Parties wish to record in this Agreement the terms and conditions of the sale and purchase of the Sale Shares.

NOW IT IS HEREBY AGREED as follows:

1.	DEFINITIONS & INTERPRETATIONS

1.1	Definitions

In this Agreement, unless the context requires otherwise:

“Company” shall mean Unreserved Sdn Bhd (Company No.: 830459-M), a Malaysian company having its registered office at Block C22, Megan Avenue 1, 189, Off Jalan Tun Razak 50400 Kuala Lumpur.

“Transfer” means completion of the sale and purchase of the Sale Shares as specified in Clause 4.

“Transfer Date” shall be the date when the Buyer has fully paid the Consideration as evidenced by documents from the Seller’s bank or such other date as the Parties may agree on which the Transfer shall take place.

“Consideration” means the consideration for the transfer of the Sale Shares being the sum specified in Clause 3.

“Corporate Approvals” means the internal corporate approval obtained by the Seller for selling the Sale Shares.

“Parties” shall mean the Seller and the Buyer collectively; and “the Party” shall mean individually any of the Parties.

2.	SALE AND PURCHASE OF SALE SHARES

2.1	Subject to the terms and conditions of this Agreement the Seller hereby agrees (as legal and beneficial owner) to sell, assign, transfer and convey to the Buyer all of its rights, obligations, title and interests in and to the Sale Shares, and the Buyer hereby agrees to purchase, acquire and accept all of the Seller’s rights, obligations, title and interest in and to the Sale Shares.

3.	CONSIDERATION FOR SALE AND PAYMENT OF SALE SHARES

3.1	The consideration payable to the Seller for the purchase of the Sale Shares by the Buyer shall be USD730,637 (United States Dollar: Seven Hundred Thirty Thousand, Six Hundred And Thirty Seven Only. (“the Consideration”).

3.2	The Consideration shall be paid in the following manner:

Payment
No	Percentage	Amount (USD)	Due Date
1st Payment	10%	73,064	Within 14 days from date of Agreement
2nd Payment	45%	328,786	On or before June 10, 2020
3rd Payment	45%	328,787	On or before September 10, 2020
Total	100%	730,637

4.	TRANSFER OF SALE OF SALE SHARES

4.1	The transfer of the sale shares from the Seller to the Buyer are subject to the following conditions on or before the transfer date:

a.	receipt by the Buyer from the Seller, of a certified true copy of the resolution of the Board of Directors of the Seller authorising the execution of this Agreement and the Sale of the Sale Shares;

b.	Buyer shall have affixed or placed the applicable stamp duty on the duly filled up, executed and revalidated share transfer form;

c.	after the execution of this agreement the Seller shall execute the stamped transfer of deed and the Buyer shall take necessary steps to get the transfer form revalidated, as per the requirements of the Companies Act 2016;

d.	Buyer to handover the revalidated executed transfer deed to the Seller;

e.	Buyer shall have transferred the Consideration in full to the Seller’s designated bank account as shall be advised by the Seller.

5.	WARRANTIES

5.1	The Seller hereby represents and warrants to the Buyer as follows:

a.	The Seller has full legal right, power and authority to enter into, execute and deliver this Agreement and to perform the obligations, undertakings and transactions set forth herein, and this Agreement has been duly and validly executed and delivered by the Seller and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms;

b.	The Seller has all requisite power to own and dispose of the Sale Shares to be sold by it under the Malaysia laws:

c.	The Sale Shares are owned by the Seller free and clear of all pledges, security, interest, liens, charges, encumbrances, equities, claims, options, or limitations affecting his ability to vote such Sale Shares or to transfer such Sale Shares or instruments to the Buyer and such Sale Shares have been validly authorised and issued and are fully paid.

d.	The Seller has not entered into any contracts, arrangements or engagements with any third party(ies) or done any acts which may at a later stage lead to any material liabilities for the Company other than the acts done by them in the usual and ordinary course of business.

e.	The transfer of the Sale Shares to the Buyer hereunder will convey to the Buyer good and marketable title to the Sale Shares, free and clear to any claims, security interests, liens and encumbrances whatsoever.

5.2	The Buyer hereby represents and warrants to the Seller as follows:

a.	The Buyer has full legal right, power and authority to enter into, execute and deliver this Agreement and to perform the obligations, undertakings and transactions set forth herein, and this Agreement has been duly and validly executed and delivered by the Buyer and constitutes his legal, valid and binding obligation, enforceable against him in accordance with its terms;

b.	Subject to this Agreement, the Buyer shall cause the funds to be available sufficient to acquire and pay for all of the Sale Shares and otherwise to consummate the transactions contemplated by this Agreement on the terms and conditions contemplated hereby;

6.	MISCELLANEOUS

6.1	Subject to any separate agreement to the contrary between any or all of the Parties, each Party to this Agreement shall pay its own costs and disbursements incidental to this Agreement.

6.2	All stamp duties payable for the transfer of the Sale Shares shall be to the account of the Buyer.

6.3	All notices, communications and other correspondence required or permitted by this Agreement shall be in writing and shall be sent by (a) facsimile, with confirmation copy sent by registered first class airmail, (b) by personal delivery with acknowledgement of receipt or (c) by registered, first class air mail, return receipt requested and postage prepaid, to the following address:

In the case of the Buyer to the Buyer’s residential address as stated in this Agreement>

In the case of the Seller to:

Principal Executive Office.

Lot 1705-1708, 17th Floor

Faber Tower 2

Jalan Desa Bahagia, Taman Desa

58100 Kuala Lumpur, Malaysia.

6.4	All such notices, communications and correspondence shall be sent deemed to have been received as follows:

a.	if by facsimile upon receipt of the confirmation copy: and

b.	if by personal delivery, courier or registered, first class airmail, upon receipt or refusal of delivery. A Party may change the address to which notices are to be sent by a notice complying herewith to that effect. All notices will be in English.

6.5	This Agreement shall be binding upon the permitted assigns and successors-in-title of the Parties hereto.

7.	GOVERNING LAW AND JURISDICTION

7.1	This Agreement shall be governed by and construed and enforced in accordance with the laws of Malaysia. Any dispute, controversy or claim arising out of or in relation to this Agreement or the breach, termination or invalidity thereof, if the same cannot be settled amicably among the Parties concerned, shall be settled by final and binding arbitration in at the Asian International Arbitration Centre (AIAC) in Kuala Lumpur.

IN WITNESS WHEREOF, the parties hereto have accepted and signed this Agreement (2 copies) as of the date first written above.

Signed for and on Behalf of the Buyer	)
)
By	)
Name: Kok Choong, How
Date: March 3, 2020

Witnessed by	)
)
)
Name: Terence W. Tulus

Signed for and on Behalf of the Seller	)
)
By	)
Name: Kok Choong, How
Designation: President and CEO
Date: March 3, 2020
Company Stamp:

Witnessed by	)
)
)
Name: Ku Suat Hong